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                                                                   EXHIBIT 99(b)

                          NOTICE OF GUARANTEED DELIVERY
                                  FOR TENDER OF

                        FLOATING RATE CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                       OF

                              HUNTINGTON CAPITAL I

         This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on a timely basis (ii) certificates for the Trust's (as defined below) Floating Rate Capital Securities (the "Old Capital Securities") are not immediately available or (iii) Old Capital Securities, the Letter of Transmittal and all other required documents cannot be delivered to The Chase Manhattan Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities" in the Prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                            THE CHASE MANHATTAN BANK

BY REGISTERED OR CERTIFIED MAIL:               BY HAND OR OVERNIGHT DELIVERY
--------------------------------               -----------------------------
The Chase Manhattan Bank                       The Chase Manhattan Bank
450 West 33rd Street, 15th Floor               450 West 33rd Street, 15th Floor
New York, New York  10001                      New York, New York  10001
Attention:  Global Trust Services              Attention:  Global Trust Services

                              CONFIRM BY TELEPHONE:
                              ---------------------
                                 (212) 946-3042

                            FACSIMILE TRANSMISSIONS:
                            ------------------------
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 946-8154

         Delivery of the Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.



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Ladies and Gentlemen:

         The undersigned hereby tenders to Huntington Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), upon the terms and subject to the conditions set forth in the Prospectus dated June 30, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate Liquidation Amount of Old Capital Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

Aggregate Liquidation Amount                         Name(s) of Registered Holder(s):
Tendered:
         --------------------------------            ---------------------------------------
Certificate No(s) (if available):                    Address(es):
                                 --------

-----------------------------------------            ---------------------------------------
                                                     ---------------------------------------
If Old Capital Securities will be tendered by        Area Code and Telephone Number(s):
book-entry transfer, provide the following                                             -----
information:                                         ---------------------------------------
DTC Account Number:                                  Signature(s):
                   ----------------------                          ---------------------------
Date:                                                -----------------------------------------
     ------------------------------------            -----------------------------------------

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                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED
                                    GUARANTEE
                      (NOT TO BE USED SIGNATURE GUARANTEE)

         The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (1) a bank; (2) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (3) a credit union;
(4) a national securities exchange, registered securities association or clearing agency; or (5) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Capital Securities tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Capital Securities to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Capital Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:____________________________          _____________________________
                                                         (Authorized Signature)

Address:_________________________________          Title:_______________________

________________________________________           Name:________________________
                               (Zip Code)                (Please type or print)

Area Code and
Telephone Number:_______________________           Date:_______________________

NOTE: DO NOT SEND OLD CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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